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Exhibit 99.3

CONTACT:	News Media Sylvia Morin (514) 590-6345	FOR IMMEDIATE RELEASE 4/28/2005
Investor Relations Dave Dunnewald (303) 279-6565 Kevin Caulfield (303) 277-6894

MOLSON COORS REPORTS 2005 FIRST QUARTER RESULTS

        DENVER, Colo.—Molson Coors Brewing Company (NYSE: TAP; TSX) today announced higher consolidated net sales and sales volume for the first quarter of 2005 compared to the first quarter of 2004, but reported a net loss in the 2005 first quarter. The net loss was primarily attributable to lower sales volume in key markets versus a year earlier and special charges related to the recent Molson Coors merger totaling $40.7 million in the first quarter of 2005.

        The company's 2005 first quarter results include the business of Molson Inc. following the completion of the merger on Feb. 9, 2005, compared to the first quarter of 2004, which includes only the results of the former Adolph Coors Company. The company's reported consolidated sales volume and net sales increased in the 2005 first quarter compared to the first quarter 2004 due to the combination of the Molson and Coors businesses.

        For the 13-week first quarter ended March 27, 2005, the merged company reported net sales of $1.1 billion and sales volume of 8,094,000 barrels, or 9,497,985 hectoliters (HLs). The company reported a net loss of $46.5 million, or $0.74 per share, during the 2005 first quarter. Excluding special items, the company reported an after-tax loss of $5.1 million during the 2005 first quarter. (See the company's website, www.molsoncoors.com for reconciliation to the nearest U.S. GAAP measure.)

        For a more meaningful view of underlying business trends, the company provided the following pro forma results by operating segment, based on comparable time periods that correspond to the company's thirteen-week periods in both years reported, except for Brazil which uses the December to February period in both years (see Note 4):

Molson Coors Brewing Company Pro Forma Segment Highlights

Comparable basis, pro forma combined, U.S. GAAP

2005 1st Quarter % increase/(decrease) vs. 1st quarter 2004 ($ in millions)	Canada(1)	U.S.(2)	Europe(3)	Brazil(4)	Corporate	Consolidated
Sales to Retail	(4.8)%	(1.6)%	(6.0)%	(7.1)%	—	(3.9)%
Sales Volume	(7.2)%	(4.1)%	(6.0)%	(7.1)%	—	(5.6)%
Net Sales ($)	$297	$531	$327	$93	—	$1,248
Net Sales (%)	(2)%	(2)%	(17)%	11%	—	(6)%
Net Revenue/bbl	5.4%	2.3%	(11)%	19%	—	0%
COGS ($)	$(154)	$(335)	$(224)	$(66)	—	$(779)
COGS/bbl	11%	2%	(15)%	12%	—	(1)%
MG&A ($)	$(101)	$(174)	$(109)	$(42)	$(12)	$(439)
MG&A (%)	21%	(2)%	1%	21%	44%	6%
Special Items	—	$(7)	$(4)	$(19)	$(54)	$(84)
Operating Income (Loss) ($)	$41	$15	$(10)	$(34)	$(66)	$(54)
Operating Income (%)	(40)%	(32)%	(416)%	139%	675%	(175)%
Pretax Income (Loss)	$41	$15	$(10)	$(38)	$(104)	$(96)
Pretax Income (Loss) Excluding Special Items ($)	$41	$23	$(7)	$(18)	$(51)	$(12)
Pretax Income Excluding Special Items (%)	(44)%	(3)%	(242)%	17%	7%	(131)%

(1)
Canada includes former Canadian operations and volumes, less Molson USA results and volumes, plus Coors Canada results historically shared with the U.S. operations under joint venture arrangements.

(2)
U.S. includes former U.S. operations and volumes, plus Molson USA results and volumes, less Coors Canada results historically shared with the Canadian operations under joint venture arrangements. U.S. now excludes the volumes and results from the company's Asia operations.

(3)
Europe includes former U.K. operations and volumes, plus the results and volumes from the company's Asia operations.

(4)
Brazil includes former Brazil operations and volumes for December through February in both periods presented. For financial reporting purposes, Brazil results will be reported one month in arrears.

        On a pro forma basis, the company reported a consolidated net loss of $79 million, or $0.91 per share, based on 86.2 million pro forma diluted shares outstanding during the 2005 first quarter.

        Leo Kiely, Molson Coors president and chief executive officer, said, "The common underlying cause for difficult first quarter results was the lack of volume growth in each of our major markets. While disappointing, this performance reinforces the importance of integrating the operations and organization of the combined company, so we can capitalize on our new strengths and build an even more competitive and profitable global enterprise."

        "Our synergy work is well underway, and since the completion of the merger on Feb. 9, we have taken major steps to establish our new leadership team. As we now head into our key selling season in our biggest markets, we are focused on driving volume and market share growth this summer."

Canada Segment

        Pro forma Canada segment net sales were $297 million, down from $303 million in the first quarter of 2004. Pro forma sales volume of 1,570,000 barrels (1,842,330 HLs) was down from 1,691,000 barrels (1,984,320 HLs) a year ago. Canada segment pro forma sales to retail were down 4.8 percent during the first quarter 2005 compared to a year ago largely due to declines in the overall market for premium brands such as Molson Canadian and Molson Dry. Coors Light sales to retail in Canada grew at a low-single-digit rate during the quarter. Canada segment pro forma pretax income decreased 44 percent in the first quarter of 2005 from the prior year.

        Kiely added, "We have a number of initiatives underway in Canada to regain volume momentum, including fully integrated marketing programs and strategies as evidenced by significantly increased investment in new advertising copy and product news, such as Molson Kick and Molson Canadian Sub Zero."

United States Segment

        In the first quarter 2005, pro forma net sales in the U.S. segment decreased 2 percent from the first quarter a year ago. The company's U.S. business faced continued softness in the beer industry, aggravated by increased interest in spirits brands, especially in on-premise channels. The company's U.S. business also faced significant cost pressures, primarily continued industry-wide increases in freight and packaging-material rates, as well as the de-leveraging of fixed costs due to the lower sales volume, partially offset by continued progress on cost saving and productivity initiatives in U.S. operations. Pro forma U.S. pretax earnings decreased 35 percent from a year earlier.

        Excluding a special charge of $7 million pretax, primarily merger-related costs, pro forma pretax earnings would have declined 3 percent to $23 million.

        "A slight decline in our U.S. sales to retail reflects weak industry volume conditions," Kiely added. "Nevertheless, we are heading into our peak season in the U.S. with a focus on regaining volume growth on Coors Light with continued success in key channels, such as our gains in chain accounts and improvements in Hispanic markets, new advertising copy—which has been well received among our U.S. distributors—as well as product and packaging innovations directed at adding focused excitement for the key summer selling season."

Europe Segment

        In the first quarter 2005, Europe segment net sales decreased 17 percent from the first quarter of 2004. Sales volume decreased 6.0 percent versus a year ago. Excluding special charges, the company reported a $7 million pretax loss in Europe for the 2005 first quarter.

        "The U.K. beer industry as a whole was impacted negatively by very weak consumer demand," Kiely said. "In addition, our off-trade business in the U.K. lapped a substantial inventory build in the first quarter last year in advance of an excise tax increase, and in the on-trade, our major competitors are responding aggressively with product entries in the 'extra cold' beer category due to the success of Carling Extra Cold.

        "Though, as in our U.S. and Canada segments, the first quarter is the smallest quarter of the year for our U.K. business, we are working to re-establish volume momentum with expanded distribution in key multiple on-trade accounts. We're also increasing distribution through entry into new markets, such as our recent introduction of Coors Fine Light Beer in Russia."

Brazil Segment

        Pro forma Brazil segment net sales during the first quarter increased 11 percent from the first quarter of 2004. Pro forma sales volume of 2,212,000 barrels (2,595,700 HLs) declined 7.1 percent versus a year ago. Sales for the portfolio's lead brand, Kaiser, which accounts for more than three quarters of the company's Brazil business sales, decreased at a low-single-digit rate. Excluding special charges, the Brazil segment reported a first quarter pro forma pretax loss of $18 million, compared to a loss of $16 million in the same period a year ago.

        "We are continuing a detailed assessment of our Brazil operations and are evaluating all of our options for the future of this business. Our evaluation of the Brazil business has focused on the health of the Kaiser brand, our ability to reduce overall costs and, consequently, our ability to significantly improve the profitability and cash flow of the business. Additionally, we are assessing the overall alignment with our key partners in Brazil. While this review is still underway, volume trends have improved somewhat over the past several months but are still negative. We will be reviewing the results with the company's Board of Directors in May, and we're committed to sharing more details with our stockholders as soon as our plans have been finalized."

Special Items

        The company's reported special charges totaled $40.7 million during the 2005 first quarter, including $7.4 million of merger-related special charges in the U.S. segment for restructuring costs and accelerated depreciation on the company's Memphis brewery, which will be closed during the next two years; a $3.6 million write-off of obsolete brewery assets in the Europe segment; and Corporate segment special charges totaling $29.6 million, primarily due to change-in-control payments and benefits for 12 Coors officers who elected to leave the company following the merger.

        The company's pro forma results include additional special charges totaling $43 million, including merger-related corporate expenses of $24 million, and $19 million in charges related to the closure of sales offices and brewing operations in Brazil.

        Molson Coors Brewing Company will conduct a conference call with financial analysts and investors at noon Eastern Time today to discuss the company's year-end and first quarter financial results. A live webcast of the conference call will be accessible via the company's website, www.molsoncoors.com. An online replay of the conference call webcast will be available within two hours following the live webcast until 11:59 p.m. Eastern Time on May 28, 2005.

# # #

(Summary of Operations Attached)

Forward-Looking Statements

        This press release includes "forward-looking statements" within the meaning of the federal securities laws, and language indicating trends, such as "continued success," "progress," and "underlying business trends." It also includes financial information, of which, as of the date of this press release, the Company's independent auditors have not completed theirreview. Although the Company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; unanticipated expenses, margin impact and other factors resulting from the recent merger; failure to realize anticipated results from synergy initiatives; and increases in cost generally. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. We do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—CONSOLIDATED
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005(3)	March 28, 2004
	(In thousands, except per share data)
Barrels of beer and other beverages sold	8,094	7,040

Sales—domestic and international	$1,429,437	$1,235,170
Beer excise taxes	(365,292)	(311,177)

Net sales	1,064,145	923,993
Costs and expenses:
Cost of goods sold	(700,114)	(611,744)

Gross profit	364,031	312,249
Marketing, general and administrative	(344,021)	(283,777)
Special charges	(40,700)	—

Operating (loss) income	(20,690)	28,472
Other expense—net	(5,874)	(1,855)
Interest expense—net	(21,827)	(15,538)

(Loss) Earnings before income taxes	(48,391)	11,079
Income tax benefit (expense)	3,339	(3,733)

(Loss) Earnings before minority interest	(45,052)	7,346
Minority interest(1)	(1,486)	(2,506)

Net (loss) income(2)	$(46,538)	$4,840

Net (loss) income per share (basic)	$(0.74)	$0.13

Net (loss) income per share (diluted)	$(0.74)	$0.13

Weighted average number of shares o/s (basic)	63,106	36,664
Weighted average number of shares o/s (diluted)	63,106	37,277
Cash dividends declared per share	$0.32	$0.205

(1)
Minority interest is the minority owners' share of income in 2004 and 2005 generated by the Rocky Mountain Bottle Company (RMBC), Rocky Mountain Metal Container (RMMC), and Grolsch NV (Grolsch) joint ventures. 2005 minority interest also includes the minority owners' share of loss attributable to the Brazil business.

(2)
Purchase accounting, which is preliminary as of March 27, 2005, could result in additional income or loss that these results do not reflect on an annualized basis when finalized in subsequent reporting periods.

(3)
Shares outstanding at December 26, 2004 totaled 37.7 million and were 85.3 million at March 27, 2005, largely as a result of the merger.

NOTE: All results prior to February 9, 2005, exclude Molson Inc., which merged with Adolph Coors Company on that date.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—CANADA
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005(1)	March 28, 2004(2)
	(In thousands)
Barrels of beer and other beverages sold	875	—

Sales—domestic and international	$239,323	$12,463
Beer excise taxes	(42,992)	—

Net sales	196,331	12,463
Costs and expenses:
Cost of goods sold	(134,163)	—

Gross profit	62,168	12,463
Marketing, general and administrative	(45,787)	36

Operating income	16,381	12,499
Other expense—net	(706)	—

Earnings before income taxes	$15,675	$12,499

(1)
2005 results include a full consolidated presentation of Molson's Canadian beer business from February 9, 2005, (the date of the merger) until March 27, 2005. For the period prior to the merger the segment includes only Coors' one-half share of the Coors Light business in Canada, operated through a joint venture, previously reported in the Americas segment.

(2)
2004 results include Coors' one-half share of the Coors Light business in Canada, operated through a joint venture, previously reported in the Americas segment.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—UNITED STATES
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005	March 28, 2004
	(In thousands)
Barrels of beer and other beverages sold	4,794	4,869

Sales—domestic and international	$610,859	$606,936
Beer excise taxes	(85,886)	(87,033)

Net sales	524,973	519,903
Costs and expenses:
Cost of goods sold	(331,427)	(331,196)

Gross profit	193,546	188,707
Marketing, general and administrative	(171,479)	(169,075)
Special charges	(7,447)	—

Operating income	14,620	19,632
Other income—net	76	1,206

Earnings before income taxes(1)	$14,696	$20,838

(1)
Earnings before income taxes includes $2,103 and $2,401 in 2005 and 2004, respectively, of the minority owners' share of income attributable to the RMBC and RMMC joint ventures.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—EUROPE
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005	March 28, 2004
	(In thousands)
Barrels of beer and other beverages sold	2,041	2,171

Sales—domestic and international	$545,854	$615,771
Beer excise taxes	(218,723)	(224,144)

Net sales	327,131	391,627
Costs and expenses:
Cost of goods sold	(224,054)	(280,548)

Gross profit	103,077	111,079
Marketing, general and administrative	(109,136)	(108,009)
Special charge	(3,629)	—

Operating (loss) income	(9,688)	3,070
Other expense—net	(4,353)	(2,476)
Interest income—net	3,576	4,228

(Loss) Earnings before income taxes(1)	$(10,465)	$4,822

(1)
(Loss) Earnings before income taxes in 2005 includes $565 ($440, net of tax) and 2004 includes $779 ($545, net of tax) of the minority owners' share of income attributable to the Grolsch joint venture.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—BRAZIL
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005(1)	March 28, 2004
	(In thousands)
Barrels of beer and other beverages sold	384	—

Sales—domestic and international	$33,401	$—
Beer excise taxes	(17,691)	—

Net sales	15,710	—
Costs and expenses:
Cost of goods sold	(10,470)	—

Gross profit	5,240	—
Marketing, general and administrative	(6,651)	—

Operating loss	(1,411)	—
Other expense—net	(9)	—
Interest expense—net	(1,162)	—

Loss before income taxes(2)	$(2,582)	$—

(1)
The Brazil segment's results are reported from February 9, 2005, the effective date of the merger with Molson, Inc. The Brazil segment is reported one month in arrears. Accordingly, the amounts above represent results for the 20 days ended February 28, 2005. The second quarter for the Brazil segment will include results for the months of March, April, and May.

(2)
Loss before income taxes include $737 of the minority owners' share of losses attributable to the Brazil business.

MOLSON COORS BREWING COMPANY
SUMMARY OF OPERATIONS—CORPORATE
1st QUARTER 2005
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2005	March 28, 2004
	(In thousands)
Barrels of beer and other beverages sold	—	—

Sales—domestic and international	$—	$—
Beer excise taxes	—	—

Net sales	—	—
Costs and expenses:
Cost of goods sold	—	—

Gross profit	—	—
Marketing, general and administrative	(10,968)	(6,729)
Special charges	(29,624)	—

Operating loss	(40,592)	(6,729)
Other expense—net	(882)	(585)
Interest expense—net	(24,241)	(19,766)

Loss before income taxes(1)	$(65,715)	$(27,080)

(1)
Loss before income taxes includes $320 and $440 in 2005 and 2004, respectively, of the minority owners' share of interest expense attributable to debt obligations of the RMMC joint venture.

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MOLSON COORS REPORTS 2005 FIRST QUARTER RESULTS